Exhibit 1(g)


                         THE DREYFUS/LAUREL FUNDS TRUST

              AMENDMENT NO. 6 TO THE SECOND AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST

      The undersigned, the Vice President of The Dreyfus/Laurel Funds Trust (the "Trust"), does hereby certify that, pursuant to Article VII, Section 7.3 of the Trust's Second Amended and Restated Agreement and Declaration of Trust dated December 9, 1992 (the "Trust Instrument"), the following votes were duly adopted by at least a majority of the Trustees of the Trust at a meeting held on April 24, 1997, at which meeting a quorum was present and acting throughout.


WHEREAS: The Trustees of the Trust have heretofore established the following Classes of shares of the following respective Series of the Trust:

            Dreyfus  Core Value Fund,  Investor  Class
            Dreyfus Core Value Fund, Institutional Class
            Dreyfus Core Value Fund, Class R
            Dreyfus Special Growth Fund, Investor Class
            Dreyfus  Special  Growth Fund, Class R
            Dreyfus Premier Managed Income Fund, Class A
            Dreyfus Premier Managed Income Fund, Class B
            Dreyfus Premier  Managed Income Fund,  Class C
            Dreyfus Premier Managed Income Fund, Class R

IT IS
HEREBY
VOTED: Pursuant to the authority expressly vested in the Trustees of the Trust by Article IV, Section 4.1 of the Trust Instrument, the Trustees hereby establish and designate "Dreyfus Premier Limited Term High Income Fund" as a Series of the Trust and establish and designate the following Classes of shares of such Series effective April 24, 1997:

            Dreyfus Premier Limited Term High Income Fund, Class A Dreyfus Premier Limited Term High Income Fund, Class B Dreyfus Premier Limited Term High Income Fund, Class C Dreyfus Premier Limited Term High Income Fund, Class R

FURTHER
VOTED:      Whereas  there are no  Investor  Class or Class R shares of  Dreyfus
            Special Growth Fund issued or outstanding, the Board hereby abolishes Dreyfus Special Growth Fund and the establishment and designation thereof.

FURTHER
VOTED: Any officer of the Trust be, and each of them hereby is, authorized to prepare, execute, seal and deliver any and all documents, instruments, certificates, papers and writings; to file the same with any public official including, without limitation, the
            Secretary of State of The Commonwealth of Massachusetts and the Boston City Clerk; and to do any and all other acts, in the name of the Trust or on its behalf, as may be necessary or advisable in connection with or in furtherance of the foregoing resolutions.


      IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 30th day of May, 1997.


      /s/ Mark A. Karpe
      ----------------------------
      Name:  Mark Karpe
      Title:  Vice President